SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WOODWARD, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WOODWARD

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on January 27, 2021 for Woodward, Inc.

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement, annual report, directions to register to attend the virtual annual meeting and voting instructions, go to www.proxydocs.com/WWD. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's Annual Meeting, please make this request on or before January 13, 2021.

For a Convenient Way to VIEW Proxy Materials
– and –
VOTE Online go to: www.proxydocs.com/WWD

Proxy Materials Available to View or Receive:
Annual Report and Proxy Statement

Printed materials may be requested by one of the following methods:

INTERNET	TELEPHONE	*E-MAIL
www.investorelections.com/WWD	(866) 648-8133	paper@investorelections.com

You must use the 12 digit control number located in the shaded gray box below.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

Woodward, Inc. Notice of Annual Meeting

WOODWARD

Meeting Type:	Annual Meeting
For holders as of:	November 30, 2020
Date:	Wednesday, January 27, 2021
Time:	8:00 a.m. Mountain Standard Time
Place:	Annual Meeting to be held live via the Internet – please visit www.proxydocs.com/WWD for more details

The purpose of the Annual Meeting is to take action on the following:

1. Election of Directors
2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2021.
3. Proposal for the advisory resolution regarding the compensation of the Company's named executive officers.
4. Proposal for the approval of an amendment to the amended and restated Woodward, Inc. 2017 Omnibus Incentive Plan.
5. Stockholder proposal entitled "Proposal to Increase Diversity of Director Nominees".
6. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

The Board of Directors of the Company recommends a vote "FOR" proposals 1, 2, 3, and 4, and "AGAINST" proposal 5.

In order to attend the virtual meeting and vote online during the annual meeting, you must register in advance at www.proxydocs.com/WWD prior to the deadline of January 25, 2021 at 3:00 pm Mountain Standard Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting, vote online during the meeting and will also permit you to submit questions during the meeting. Please be sure to follow instructions found on your Proxy Card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email.